                                                                   EXHIBIT 10.17

                                      LEASE

                                 BY AND BETWEEN

                        AMERICAN COMMERCIAL TERMINALS LLC

                                  ("Landlord")

                                       AND

                           NRG NEW ROADS HOLDINGS LLC

                                   ("Tenant")

                                      LEASE

ARTICLE I        Fundamental Lease Terms........................................       1

ARTICLE II       Premises.......................................................       2

ARTICLE III      Term...........................................................       3

ARTICLE IV       Rent and Other Tenant Contributions............................       4

ARTICLE V        Use of Premises................................................       6

ARTICLE VI       Construction, Maintenance and Repairs..........................       7

ARTICLE VII      Insurance......................................................       9

ARTICLE VIII     Fire and Other Casualty........................................      11

ARTICLE IX       Assignment and Subletting......................................      11

ARTICLE X        Default and Re-Entry...........................................      13

ARTICLE XI       Reserved for Future Use........................................      14

ARTICLE XII      Eminent Domain.................................................      14

ARTICLE XIII     General Provisions.............................................      14

SIGNATURE PAGE

EXHIBIT A        Legal Description/Site Plan of Premises

EXHIBIT B        Work to be performed by Landlord

                                      LEASE

      This LEASE ("Lease") is made and entered into by and between the Landlord and Tenant.

                                   WITNESSETH:

                       ARTICLE I: FUNDAMENTAL LEASE TERMS

      1.1   (a)   DATE OF LEASE:  December 10, 2004

            (b)   LANDLORD: American Commercial Terminals, LLC

                  Address: 1701 East Market Street, Jeffersonville, IN 47130

            (c)   TENANT: NRG New Roads Holdings LLC

                  Address: 112 Telly Street, New Roads, LA 70760

            (d) PREMISES: Address: 550 Hall Street, St. Louis, Missouri (as shown on the attached site plan) (See Paragraph 2.2(g).)

            (e) BASE TERM: From the Commencement Date to the date that the Transportation Contract expires or is otherwise terminated.

            (f) COMMENCEMENT DATE: The Commencement Date shall be the Effective Date (as defined in the Side Letter Agreement).

            (g) (1) MINIMUM RENT: The Minimum Rent for the period beginning on the Commencement Date and prior to the Election Date (the "PRE-ELECTION MINIMUM RENT") shall be $1.00 per year. The Minimum Rent following the Election Date (the "POST-ELECTION MINIMUM RENT") shall be Six Hundred Eighty-Four Thousand Dollars ($684,000) per year (or Fifty-Seven Thousand Dollars ($57,000) per month), as adjusted on each subsequent Rent Adjustment Date pursuant to Paragraph 1.1(g)(2). The Pre-Election Minimum Rent and the Post-Election Minimum Rent are collectively referred to herein as "MINIMUM RENT."

                  (2) RENT ADJUSTMENT: Commencing on the first anniversary of the Commencement Date, and each and every anniversary date thereafter throughout the Term (hereinafter the "RENT ADJUSTMENT DATES") the Post-Election Minimum Rent as provided in paragraph (l) above shall be increased (but in no event decreased) so as to be equal to the Post-Election Minimum Rent during the month immediately preceding the then applicable Rent Adjustment Date as multiplied by a fraction, the numerator of which shall be the Consumer Price Index for that calendar month which is forty-five (45) days prior to the then applicable Rent Adjustment Date and the denominator of which shall be the Consumer Price Index for that calendar month which is one (1) year and forty-five (45) days prior to the Commencement Date, and (for all subsequent Rent Adjustment Dates) one (1) year and forty-five (45) days prior to the then applicable Rent Adjustment Date. The Consumer Price Index is hereby defined to be the index now known as the "Consumer Price Index; All Urban Consumers; U.S. City Average; All Items; 1982-1984 = 100.0, "published by the Bureau of Labor Statistics, U.S. Department of Labor. If such Index shall be discontinued or the computation and/or components thereof shall be altered, then

Landlord shall select a replacement index published by government agency or nationally recognized institution measuring the purchasing power of the United State Dollar.

                  (3) For purposes of calculating the Post-Election Minimum Rent which is to become due and owing as of and following the Election Date as set forth in subparagraph (1) above, the parties shall cause the fair market leasehold rental value of the Premises (without consideration of any otherwise customary leasehold brokerage fees, tenant credit allowances, free rent periods or other such concessions as otherwise might be customary or available in the marketplace), to be appraised pursuant to the "NAFMV" procedures set forth in
Section 3.E. of the Security Side Letter Agreement. The parties recognize that calculation of the initial amount of Post-Election Minimum Rent will not be capable of being completed or determined as of the Election Date. Accordingly, the parties further specifically acknowledge and agree that as a condition thereto, Tenant shall be required to post the Rent Deposit as further set forth at Paragraph 4.7 below.

            (h) PERMITTED USE OF PREMISES: Loading, unloading and storage of coal from PRB en route to Big Cajun II Facility as set forth in Transportation Contract.

            (i)   BROKERS: None. (See Paragraph 13.20).

            (j)   SECURITY DEPOSIT: None (See Paragraph 4.7).

                              ARTICLE II: PREMISES

      2.1 DESCRIPTION: Landlord hereby leases to Tenant, and Tenant leases and accepts, subject to the terms and conditions of this Lease, the Premises.

      2.2   DEFINITIONS:

      (a) "ACL" means American Commercial Lines, LLC, a Delaware limited liability company.

      (b) "ANCILLARY AGREEMENTS" means, collectively, the agreements described in the Security Side Letter Agreement as the "Ancillary Agreements."

      (c) "ELECTION DATE" means the definition given to it in Paragraph 3.2 hereof.

      (d) "LG" means Louisiana Generating, LLC, a Delaware limited liability company.

      (e)   "NRGPM" means NRG Power Marketing Inc, a Delaware corporation.

      (f) "PREMISES" means the land as shown on Exhibit A and any and all structures thereon.

      (g) "SECURITY SIDE LETTER AGREEMENT" means that certain Security Side Letter Agreement by and among ACL, Landlord, American Commercial Barge Lines, LLC, LG, and Tenant, dated December 10, 2004.

      (h) "SUBORDINATION AGREEMENT" means that certain Intercreditor and Subordination Agreement dated _____________, 2004 by and among the lenders under the Tranche A Loan Agreement, the Tranche B Loan Agreement, LG, and Tenant.

      (i) "TERM" means the Base Term and all extensions thereof, if any, as set forth herein.

      (j) "TRANCHE A LOAN AGREEMENT" means the Amended and Restated Loan Agreement (Tranche A) dated as of ________________, 2004, among ACL and Landlord, together with certain of their affiliates, JPMorgan Chase Bank, as Administrative Agent, Security Trustee, and Collateral Agent, and the lenders from time to time parties thereto, as it may be amended, modified, extended, renewed, supplemented, and/or restated from time to time and at any time.

      (k) "TRANCHE B LOAN AGREEMENT" means the Amended and Restated Loan Agreement (Tranche B) dated as of ________________, 2004, among ACL and Landlord, together with certain of their affiliates, Bank of New York, as Administrative Agent, Security Trustee, and Collateral Agent, and the lenders from time to time parties thereto, as it may be amended, modified, extended, renewed, supplemented, and/or restated from time to time and at any time.

      (l) "TRANSPORTATION CONTRACT" means that certain Transportation Contract by and among the Burlington Northern and Santa Fe Railway Company, LG, and Landlord, dated as of December 10, 2004.

      (m) "TRIGGER EVENT" shall have the definition set forth in the Security Side Letter Agreement.

      2.3 QUIET ENJOYMENT. Subject to the terms and provisions of this Lease and on payment of Rent and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Landlord warrants to Tenant that Tenant shall lawfully, peaceable, and quietly have, hold, occupy, and enjoy the Premises during the Term, without hindrance or ejection by Landlord or by any persons claiming under Landlord.

                                ARTICLE III: TERM

      3.1 BASE TERM: The Base Term shall begin on the Commencement Date. In the event the Commencement Date shall be a day other than the first day of the month, then the Base Term shall commence on such day, but the first Lease Year shall end on the last day of the month in which the first anniversary of the Commencement Date occurs and shall include the partial month from the Commencement Date through the end of the calendar month in which the Commencement Date occurs. Upon the written request of Landlord or Tenant, the parties shall enter into a written memorandum setting forth the Commencement Date and Lease expiration date in such form as shall be provided by Landlord.

      3.2 POSSESSION: Prior to the occurrence of a Trigger Event, Tenant shall not be permitted to occupy or possess the Premises. Upon the occurrence of a Trigger Event, Tenant shall have the exclusive right to occupy and possess the Premises, subject to the terms and conditions contained herein, without further notice to Landlord; provided, however that such right shall be deemed effectively exercised only if Tenant takes actual physical possession of the Premises within ninety (90) days after such Trigger Event, and only if Tenant is not in material default of the Transportation Contract at the time of such exercise. The date that Tenant takes possession of the Premises pursuant to this Paragraph 3.2 is the "ELECTION DATE." Tenant shall not, without the prior written consent of Landlord, be permitted to install fixtures and equipment in the Premises; provided that Tenant shall at all times be permitted (but shall not be required, except to the extent required by law or by other express provisions of this Lease) to repair or replace any existing fixtures or equipment located in the Premises as of the time of Tenant's possession of the Premises without Landlord's consent; and further provided that Tenant shall be permitted (but shall not be required, except to the extent required by law or by other express provisions of this Lease) to install fixtures and equipment in the Premises that may be reasonably required for the purposes of the parties set forth in the Transportation Contract. Any work done by Tenant shall be done in such a manner as will not interfere with the Landlord's remaining property or business operations adjacent to the Premises, and Landlord shall have no liability or responsibility for loss of, or any damage to fixtures, equipment or other property or work of Tenant so installed or placed on the Premises.

                 ARTICLE IV: RENT AND OTHER TENANT CONTRIBUTIONS

      4.1 MINIMUM RENT: Beginning on the Commencement Date and until the Election Date, Tenant shall pay Landlord the Pre-Election Minimum Rent as provided in Paragraph 1.1(g) above. On the first day of the month following the Election Date, Tenant shall pay to Landlord the Post-Election Minimum Rent for the fractional month in which the Election Date occurred on a per diem basis (calculated on the basis of the number of days in such month) until the first day of the calendar month next succeeding and shall also pay rent in advance for the upcoming month. Thereafter, the Post-Election Minimum Rent shall be paid in equal monthly installments in advance on the first day of each month during the Term in lawful money of the United States, at the address set forth in the Fundamental Lease Terms or at such other place as Landlord may designate in writing from time to time. Notwithstanding anything to the contrary, Tenant shall be permitted to hold back payments of rent in an amount equal to any claimed damages by Tenant or its affiliates, but only to the extent and subject to the terms set forth in Section 4 of the Security Side Letter Agreement and such holdback shall not be deemed to be a default under this Lease. The foregoing shall not in any way be deemed to limit or impair any ability to contest the validity or amount of any such claimed damages.

      4.2 LEASE YEAR: "Lease Year" shall mean the twelve (12) month period beginning on the first day of the first full month immediately following the Commencement Date, and each successive twelve (12) month period thereafter. If the Commencement Date is on a day other than the first day of a calendar month, the first Lease Year shall include the period from the Commencement Date through the end of the calendar month in which the Commencement Date occurs.

      4.3 PARTIAL YEAR: "Partial Year" shall mean any period beginning on the first day of any Lease Year and ending, by reason of the expiration or termination of this Lease, prior to the end of such Lease Year.

      4.4 TAXES: (a) "Taxes" shall mean all real estate taxes and ad valorem taxes and levies, including any and all general or special assessments which may accrue or be levied or assessed by any lawful authority for each calendar year during the Term, including those assessed against the land and/or buildings comprising the Premises. Beginning with the Election Date and throughout the balance of the Term, Tenant shall pay to Landlord all Taxes for the Premises; provided, however that if either (i) Landlord shall have become insolvent, shall have made an assignment for the benefit of, or "bulk sale" of assets to, creditors, shall have made a transfer in fraud of creditors, applied for or consented to the appointment of a receiver of itself or of the whole or any substantial part of its property, or shall have filed a petition or filed an answer under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof; or (ii) a court of competent jurisdiction shall have entered an order, judgment or decree adjudicating Landlord a bankrupt, or appointing a receiver of Landlord, or of the whole or any substantial part of its property, without the consent of Landlord, or approving a petition filed against Landlord seeking reorganization or arrangement of Landlord under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof (any of such actions described in (i) or (ii) above being referred to herein as a "Landlord Bankruptcy"), then Tenant shall be permitted to make all payments of Taxes directly to the respective taxing authority as and when such payments are due. If the Premises or any part thereof shall hereafter ever not be separately assessed for Tax purposes, Tenant shall be required to pay its "Pro Rata Share" of Taxes, and following a Landlord Bankruptcy, Tenant may, but shall not be required to, pay all of the Taxes for the entire tax parcel of which the Premises are a part and may set-off such additional payment as permitted under Paragraph 4.1. For purposes hereof, the term "Pro Rata Share" shall mean a fraction, the numerator of which equals the total number of square feet constituting the Premises, and the denominator of which equals the total number of square feet constituting the tax parcel of which the Premises is a part. In the event any tax shall be assessed upon the Rent, Tenant shall pay said tax to Landlord as additional Rent. If Landlord shall elect to contest any proposed increase in Taxes, any expense incurred in such contest, including reasonable attorneys' fees or appraisers' fees shall be considered as tax expenses under the terms of this paragraph and Tenant shall be responsible for payment thereof. If Landlord shall not elect to contest any proposed increase in Taxes, Tenant may, upon receiving Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, proceed to contest such increase by appropriate legal proceedings conducted promptly and diligently, utilizing Tenant's own counsel and at Tenant's sole cost and expense. Tenant specifically acknowledges and agrees that Landlord's consent may be conditioned upon Tenant's payment into escrow of such amount of Taxes as are claimed to be due, or in lieu thereof to post such security or bond, all as may be required by law in order to avoid the imposition of any penalties or excess charges, and so as not to jeopardize in any way Landlord's ownership of or title to the Premises. Tenant hereby agrees to indemnify and hold Landlord harmless from any cost, expense (including attorney's fees) or any liability Landlord may suffer or incur arising out of such contest. If the method of taxation applicable to rental property shall be adjusted or modified, a modification agreement with respect to this paragraph shall be entered into to apply the principle hereof to said revised tax system. Tenant's obligations hereunder shall be prorated during the first and last Lease Years based on the number of months of the Term hereof falling within such years.

      (b) In addition to the payment of Taxes as provided above, Tenant shall pay before delinquency all municipal, county or state taxes, levies and fees of every kind and nature, including, but not limited to, general or special assessments assessed during the Term against any personal property of any kind, owned by or placed in, upon or about the Premises by Tenant, and taxes assessed on the basis of Tenant's occupancy thereof, including, but not limited to, taxes measured by rents or other amounts due from Tenant hereunder.

      4.5 INSURANCE: -- See Article VII below.

      4.6 MONTHLY ESCROW AND ANNUAL RECONCILIATION: Following the Election Date, Tenant shall pay to Landlord or its successor on the first day of each month of the Term in advance such amount as Landlord shall estimate shall be equal to 1/12th of the cost of utilities, insurance premiums or Taxes for the Premises for the ensuing year at the time and place provided for the payment of Rent; provided, however that Tenant shall have no further obligation to pay such escrow amounts after a Landlord Bankruptcy (provided further that Tenant is then directly paying all such amounts due on a timely basis directly to the utility service providers, insurance companies and taxing authorities). Upon receipt of the tax bills and insurance premiums, Landlord shall compute the share of said bills due from Tenant and a summary shall be furnished to Tenant reflecting the actual amount due. If the amounts paid by Tenant during the preceding period shall be in excess of the actual costs, the excess shall be credited against the next ensuing tax payment due from Tenant; if the amount paid by Tenant shall be less than the actual cost, then Tenant shall pay the remaining balance within ten (10) days after such notice is furnished. The notice furnished Tenant shall also include a computation of the estimated sums that will be due from Tenant each month for the ensuing year and the monthly payments to be made as aforesaid shall be adjusted accordingly for the ensuing period.

      4.7 RENT DEPOSIT: INTENTIONALLY DELETED

      4.8 PAYMENT OF CHARGES: All Rent and other charges to be paid by Tenant shall be paid as provided in this Lease without any set-off or deduction whatsoever (excepting only as may be specifically set forth above at Paragraph 4.1) and the non-payment of any item when due (or with the monthly payments if not otherwise provided for herein) shall constitute a default under this Lease.

      4.9 LATE CHARGE: Rent (hereby defined to mean annual and monthly payments of Minimum Rent and reimbursements for taxes, insurance and all other charges required to be paid by Tenant to Landlord) in arrears five (5) days after the same is due shall bear interest at the annual rate (the "Default Rate") equal to the lesser of (i) the highest lawful rate, or (ii) twelve percent (12%). This provision shall not affect the right of Landlord to declare Tenant in default of this Lease for the failure to pay any sums when due.

                           ARTICLE V: USE OF PREMISES

      5.1 TENANT'S USE: The Premises shall be used and occupied by Tenant solely for the Permitted Use and for no other purpose without Landlord's prior written consent. Tenant shall at its expense, comply with all now existing or hereafter enacted laws, rules, orders, ordinances and regulations of federal, state, county and municipal authorities, including, but not limited to, the Americans with Disabilities Act of 1990, as amended. Tenant shall also comply with all encumbrances affecting the Premises. Tenant shall not commit waste in the Premises.

      5.2 UTILITIES: Tenant shall make application for, obtain and timely pay for Tenant's requirements of electric current, gas, sewer, heat, water and all other utilities and all taxes or charges on such utility services which are used on or attributable to the Premises. If Landlord shall elect to supply any utilities, then Tenant shall pay to Landlord the cost of its utility consumption, along with the cost of installing separate metering devices. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

      5.3 SIGNS: Tenant shall not erect, install or maintain any sign, advertising or display matter on any exterior door, wall or window of the Premises, or on any other part of the Premises which is visible to public view outside the Premises without the prior written approval of Landlord.

                ARTICLE VI: CONSTRUCTION, MAINTENANCE AND REPAIRS

      6.1 INITIAL CONSTRUCTION: LANDLORD'S WORK IS LIMITED TO THOSE ITEMS SET FORTH ON EXHIBIT B HERETO, IF ANY, AND EXCEPT AS OTHERWISE SET FORTH ON EXHIBIT B, TENANT ACKNOWLEDGES AND AGREES THAT IT ACCEPTS AND TAKES POSSESSION OF THE PREMISES IN "AS IS" CONDITION. LANDLORD HAS NOT MADE AND HEREBY DISCLAIMS ALL WARRANTIES AND/OR REPRESENTATIONS, EXPRESS OR IMPLIED, REGARDING THE PREMISES AND THE CONDITION, HABITABILITY OR FITNESS THEREOF FOR ANY USE OR PURPOSE WHATSOEVER AND ANY REPRESENTATION OR WARRANTY IMPOSED BY OPERATION OF LAW, COURSE OF DEALING, CUSTOM, PRACTICE OR OTHERWISE.

      6.2 TENANT'S DUTY TO REPAIR:

      (a) Tenant shall keep and maintain in good order, condition and repair (including any replacement and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass, all plumbing and sewage facilities within the

Premises including free flow up to the main sewer line, the roof, gutters, downspouts, landscaping, fixtures, heating and air conditioning and electrical systems serving the Premises (whether or not located in the Premises), sprinkler systems, all walls, including structural members, floors, foundation and ceilings, the parking lot, drive lanes, curb cuts, sidewalks, lighting, meters applicable to the Premises, and all installations made by Tenant, and repairs required to be made in the Premises due to burglary of the Premises or other illegal entry into the Premises or any damage to the Premises caused by a strike involving Tenant or its employees. Notwithstanding anything to the contrary, Tenant's foregoing obligation to keep and maintain the Premises is subject to normal wear and tear and further, Tenant shall have no obligation to keep or maintain the Premises in any better condition or repair than the condition of the Premises as it exists on the Election Date. Tenant shall arrange and pay for the removal of all snow and trash from the Premises. Tenant shall enter into and maintain, at its sole cost and expense, a service agreement with a reputable contractor, the terms of which shall begin on the Election Date shall continue throughout the Term, and shall expire at the end of the Term, wherein the said contractor shall make periodic service inspections and necessary repairs to the heating and air conditioning systems servicing the Premises at least quarterly.

      (b) Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition and in accordance with all directions, rules and regulations of the proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, by statute, ordinance or otherwise, affecting the Premises and all appurtenances thereto.

      (c) If Tenant shall be in default under this Paragraph 6.2, Landlord and its agents and contractors shall have the right, but not the obligation, to cure such default on behalf of Tenant, in which event Tenant shall reimburse Landlord, on demand, for all sums paid by Landlord to effect such cure, plus interest thereon at the Default Rate from the date of expenditure by Landlord until the date of reimbursement by Tenant.

      6.3 SURRENDER OF PREMISES: Upon the expiration or termination of this Lease, Tenant shall deliver the Premises in broom clean condition (subject to the removals hereinafter required), reasonable wear and tear and casualty excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of all combinations for locks, safes and vaults, if any, in the Premises. Tenant, during the last thirty (30) days of the Term, and in any event prior to the expiration or termination thereof, shall remove all of its trade fixtures, and, to the extent required by Landlord by written notice, any other installations, alterations or improvements made by or on behalf of Tenant without Landlord's prior approval, before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused thereby. At such time, Tenant shall also effect repairs and remove its exterior signs as provided in Paragraph 5.3 hereof. In the event this Lease is terminated because of Tenant's default hereunder, Tenant shall not be permitted to remove any of its trade fixtures or property without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term. Any items remaining in the Premises on the expiration or termination date of this Lease shall be deemed abandoned for all purposes and shall, at Landlord's option exercised by written notice to Tenant, become the property of Landlord and the latter may dispose of the same at Tenant's expense without liability of any type or nature, provided that Tenant has not removed said fixtures or equipment within ten (10) days from the date of such notice.

      6.4 TENANT'S ALTERATIONS: Tenant shall not make any alterations, additions, changes or improvements to the Premises (except for repairs in accordance with Paragraph 6.2), nor shall Tenant install any fixtures or equipment in the Premises without, in each instance, the prior written approval of Landlord, which approval of Landlord shall not be unreasonably withheld. All such work shall be done in

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

a good and workmanlike manner using only good grades of material, and shall comply with all applicable laws of every governmental authority having jurisdiction over the Premises at the time such work is performed and thereafter, and shall be diligently prosecuted through completion. Any trade fixtures or equipment installed by Tenant to operate its business shall be of first-class quality and workmanship.

      6.5 MECHANIC'S LIENS: If Tenant makes any alterations or improvements in the Premises, Tenant shall pay for same when made. Nothing in the Lease shall be construed to authorize Tenant or any person dealing with or under Tenant, to charge the Rents, or the Premises, or the interest of Landlord in the Premises or any person under or through whom Landlord has acquired its interest in the estate of the Premises, with a mechanic's lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of Landlord in the making of any such alterations or improvements to the Premises, but, to the contrary, the right or power to charge any lien, claim or encumbrance of any kind against the Rent or the Premises is denied. Landlord shall have the right, but not the obligation, to notify all persons or entities supplying labor or materials for Tenant to the Premises that such work is for the exclusive benefit of Tenant in order to notify the provider thereof that Landlord's interest in the Premises is not subject to impression of a lien with respect thereto. So long as the laws of the State in which the Premises is located shall provide for the filing of a statutory bond to eliminate the attachment of mechanic's or materialmen's liens to real estate, Tenant shall require that its contractor or itself shall take such steps as are provided by law for the filing of said statutory bond prior to the initiation of any construction. If a mechanic's or materialmen's lien is threatened by any contractor, or in the event of the filing of a notice of any such lien, Tenant shall promptly pay same and take steps immediately to have the same removed. If the same is not removed within ten (10) days from the date of written notice from Landlord, Landlord shall have the right, at Landlord's option, of paying the same or any portion thereof and the amounts so paid, including attorneys' fees and expenses associated therewith and interest at the Default Rate on any sums and expenses paid or advanced from the date of expenditure by Landlord until the date of reimbursement by Tenant, shall be deemed to be additional rent due from Tenant to Landlord and shall be paid to Landlord immediately upon rendition to Tenant of a bill for same. Tenant shall indemnify and save harmless Landlord from and against all losses, claims, damages, costs and expenses suffered by Landlord by reason of any repairs, installations or improvements made by Tenant.

      6.6 EMERGENCY LIGHTING: If any governmental regulations from time to time shall require emergency lighting to be installed in the Premises, the installation and the maintenance of the same, including providing of battery power, shall be the responsibility of Tenant.

      6.7 ROOF: Tenant shall not cause or permit accumulation of any debris or extraneous matter on the roof of the Premises, will not in any manner cut or drive nails into or otherwise mutilate the roof of the Premises and shall be responsible for any damage caused to the roof by Tenant, its agents, servants, employees or contractors.

                             ARTICLE VII: INSURANCE

      7.1 INDEMNIFICATION: Tenant shall protect, defend, indemnify and save Landlord, Landlord's lenders having a secured interest in the Premises ("Landlord's Lender") and their respective officers, shareholders, members, partners, employees and agents harmless from and against any and all liability and expense of any kind arising from injuries or damages to persons or property on the Premises or arising out of or resulting in any way from (i) any act or omission of Tenant, its agents, employees, contractors, licensees or invitees during the Term; (ii) any breach or default in the performance of any obligation of Tenant; (iii) the use of the Premises by Tenant's or Tenant's agents, employees, contractors or invitees; and (iv) out of or on account of any occurrence in, upon, at or from the Premises, excepting only any liability arising out of the gross negligence of Landlord, its officers, shareholders, members, partners, employees or agents.

      7.2 NOTICE OF CLAIM OR SUIT: Tenant shall promptly notify Landlord and Landlord's Lender of any claim, action, proceeding or suit instituted or threatened against Landlord, Tenant or Landlord's Lender. Landlord shall promptly notify Tenant of any claim, action, proceeding or suit instituted or threatened against Tenant of which Landlord has knowledge. If Landlord or Landlord's Lender is made a party to any action against which Tenant has agreed to indemnify Landlord or Landlord's Lender, then Tenant shall pay all costs and shall provide counsel reasonably acceptable to Landlord, and/or Landlord's Lender, as the case may be, in such litigation or shall pay at the indemnified party's option the attorney fees and costs incurred in connection with said litigation by Landlord or Landlord's Lender.

      7.3 FIXTURES: Prior to the Election Date, Landlord shall obtain and maintain in full force and effect throughout the entire Term, insurance covering all of the building, structures, fixtures, improvements and land constituting the Premises, and also covering trade fixtures, merchandise and personal property from time to time located in or upon the Premises, all to the extent necessary to allow for the continuing performance of its obligations under the Transportation Contract, in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Term providing protection against any peril included within the classification "All Risk" coverage, including "special perils", together with insurance against sprinkler leakage (if the Premises are sprinklered), vandalism and malicious mischief. Notwithstanding anything to the contrary, for the period in which either the Tranche A Loan Agreement or the Tranche B Loan Agreement remains in effect, Landlord shall be deemed to have fulfilled the requirement for insurance set forth in this Paragraph 7.3 if it maintains the level and amount of casualty insurance required under the applicable loan agreement(s). From and after the Election Date, Tenant shall obtain and maintain in full force and effect throughout the entire Term, insurance covering all of the building, structures, fixtures, improvements and land constituting the Premises, with Landlord and Landlord's Lender named as additional insureds as their interests may appear, and also covering trade fixtures, merchandise and personal property from time to time located in or upon the Premises, all in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Term providing protection against any peril included within the classification "All Risk" coverage, including "special perils", together with insurance against sprinkler leakage (if the Premises are sprinklered), vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article VIII, in which event the terms of Article VIII hereof shall control. If there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord shall be conclusive.

      7.4 LIABILITY INSURANCE: Tenant shall maintain at its expense at all times during the Term liability insurance protecting and indemnifying Landlord, Landlord's Lender and Landlord's property manager and naming Landlord, Landlord's Lender and Landlord's property manager as additional insureds in an amount not less than $1,000,000.00 per person and $3,000,000.00 per accident for injuries or damages to persons and covering Tenant's indemnification obligation set forth in Paragraph 7.1, and not less than $1,000,000.00 for damage or destruction of property.

      7.5 FAILURE TO PROCURE INSURANCE: If either party shall fail to procure insurance required under this Article and fail to maintain the same in force continuously during the Term, the other party shall be entitled to procure the same and such defaulting party shall immediately reimburse the procuring party for such premium expense, plus interest thereon at the Default Rate from the date of expenditure by the procuring party until the date of reimbursement by the defaulting party.

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

      7.6 PROPERTY OF TENANT: All property owned, leased or held by Tenant in, on or about the Premises shall be at the sole risk and hazard of Tenant. Tenant shall have the right to use all the equipment of the Landlord located on the Premises. Landlord shall not be liable or responsible for (and Tenant hereby releases Landlord from) any loss of or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, steam, gas, leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes (excepting only any loss or damage cause by the gross negligence of Landlord, its officers, shareholder, member, partners, employees or agents), and whether or not originating in the Premises or elsewhere.

      7.7 POLICY FORM OF TENANT'S INSURANCE: All policies of insurance provided for herein shall be issued by insurance companies with a general policyholder's rating of not less than A and a financial rating of not less than A-XII as rated in the most current available "Best's" insurance reports, and qualified to do business in the State where the Premises is located, which policies shall be for the mutual and joint benefit and protection of Landlord, Landlord's Lender and Tenant. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord prior to entry upon the Premises by Tenant, and renewal policies or certificates shall be delivered to Landlord within thirty
(30) days prior to the expiration of the term of each such policy and upon request of Landlord at any time during the Term. All public liability, property damage and other casualty policies shall contain a provision that Landlord and Landlord's Lender shall be entitled to recovery under said policies, notwithstanding their being named as additional insureds thereunder. Tenant's insurance policies shall contain an endorsement that such insurance may not be cancelled or amended except upon thirty (30) days' prior written notice from the insurance company to Landlord, sent by certified or registered mail. As often as any such policies shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent and if Tenant shall fail to do so, Landlord may procure and maintain such policies at Tenant's cost and expense. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. All insurance policies procured pursuant to the terms hereof shall provide that all insurance proceeds shall be paid to Landlord to be disbursed pursuant to the terms of this Lease. All insurance coverages hereunder shall be in effect as of the earlier of the Election Date, the date on which Tenant takes possession of the Premises or the date on which Tenant first enters the Premises.

      7.8 MUTUAL WAIVER OF SUBROGATION: Landlord and Tenant hereby waive the rights each may have against the other on account of any loss or damage occasioned to the property of Landlord or Tenant, the Premises or its contents, arising from any risk required to be insured against by Landlord or Tenant pursuant to the provisions of this Lease (whether or not such insurance is actually carried), and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be.

                      ARTICLE VIII: FIRE OR OTHER CASUALTY

      8.1 If the Premises shall be partially damaged by fire or other casualty insured under the insurance policies described in Article VII, then upon Landlord's receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, repair and restore the same to the extent required to return the Premises to the condition in which the same were initially delivered to Tenant by Landlord; limited, however, to the extent of the insurance proceeds received in hand by Landlord therefor. If by reason of such occurrence: (a) the Premises are damaged in whole or in part as a result of a risk which is not covered by Landlord's or Tenant's insurance policies, or (b) the Premises are damaged in whole or in part during the last year of the Term (or at any time during any renewal term); or (c) the building within the Premises is damaged to an extent that the same cannot be restored within six (6) months from the date of the casualty, then in any of such events, Landlord may elect either to repair the damage as aforesaid, or terminate this Lease by written notice of termination given to Tenant within one hundred eighty (180) days after the date of such occurrence, and thereupon this Lease shall terminate with the same force and effect as though the date set forth in Landlord's said notice were the date herein fixed for the expiration of the Term and Tenant shall immediately vacate and surrender the Premises to Landlord. Upon the termination of this Lease as aforesaid, Tenant's liability for the Rent shall cease as of the earlier of (a) the effective date of the termination of this Lease, or (b) if the Premises is rendered unfit for occupancy for the purposes permitted under this Lease on account of such casualty, as of the date Tenant vacates the Premises as a result thereof. Unless this Lease is terminated by Landlord as aforesaid, this Lease shall remain in full force and effect, and (a) Landlord shall restore the building to the condition in which it existed as of the Election Date; and (b) Tenant shall repair, restore or replace Tenant's improvements, trade fixtures and contents in the Premises and all other work done to the Premises by Tenant in a manner and to at least a condition equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Landlord for the purpose of such repair, restoration or replacement.

                      ARTICLE IX: ASSIGNMENT AND SUBLETTING

      9.1 TENANT ASSIGNMENT: (a) Tenant shall not assign, transfer or encumber this Lease or sublet or allow any other tenant to come in, with or under Tenant without Landlord's prior written consent. "Control" shall mean, the ownership, directly or indirectly, of stock possessing, or the right to exercise, fifty percent (50%) of the total combined voting power of all classes of the controlled corporation's stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary, Tenant shall be permitted to assign this Lease to (i) any successor or assign of Tenant's interest in the Transportation Contract or (ii) an "Affiliate" of Tenant. As used herein, an "Affiliate" of Tenant is any person or entity that Controls, is Controlled by, or is under common Control with, Tenant.

      (b) If Tenant desires the consent of Landlord to sublease or assign, Tenant shall submit the sublease or assignment to Landlord, together with the following documents: (i) a complete financial statement of the subtenant or assignee with an authorization to verify the same; (ii) a declaration by the subtenant or assignee as to the type of business to be carried out and the number of employees to occupy the Premises; and (iii) proof of payment of all leasing commissions, if applicable. In addition, the assignee shall agree in writing (a copy of which shall be delivered to Landlord) to assume all of Tenant's obligations under this Lease. In the event the then current tenant of the Premises is merged into another business entity, in order for such successor to succeed to the rights of Tenant hereunder, the surviving entity must, in addition to complying with all of the requirements of this Article, agree in writing with Landlord to be bound to the terms of this Lease and to be liable for all past and future obligations of Tenant hereunder.

      (c) Landlord shall have twenty (20) days after receipt of such notice and supporting data to adopt one of the following alternatives: (i) to approve the proposed assignment, transfer, merger or subletting (or stock sale or transfer where applicable), in which case Tenant shall continue to be liable along with the said assignee for the fulfillment of all Tenant's obligations hereunder; or
(ii) to disapprove the same in which case this Lease shall continue in full force and effect with Tenant continuing to occupy the Premises under the terms hereof.

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

      Landlord's consent to any proposed assignment or subletting shall not be deemed to have been unreasonably withheld if (by way of example and not as a limitation): (a) the use of the proposed assignee or subtenant (i) would violate any restrictive covenant or encumbrance then in effect and affecting the Premises, (ii) is inconsistent with the use of the Premises permitted under this Lease, or (iii) would adversely affect the reputation of or be incompatible with the types of use then in existence at any portion of the adjoining property owned by Landlord; or (b) the proposed assignee or subtenant (i) is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease, (ii) is of a character or reputation which is not consistent with the tenants at the adjoining property owned by Landlord; or (iii) is negotiating (or within the prior nine (9) month period has negotiated) with Landlord for alternative space owned by Landlord.

      (d) Consent of Landlord to one assignment or subletting of the Premises shall not constitute a waiver of Landlord's rights hereunder. Tenant shall not assign or sublet the Premises or any portion thereof for any use which will violate any encumbrance affecting the Premises. Any assignment or subletting, notwithstanding the consent of the Landlord, shall not in any manner release Tenant herein from its continued liability for the performance of the provisions of this Lease and any amendments or modifications thereto. The acceptance of any Rent payments by Landlord from any alleged assignee shall not constitute approval by Landlord of any subletting or of the assignment of this Lease.

      9.2 LEGAL FEES: If Landlord shall not exercise its right to terminate this Lease as set forth in Paragraph 9.1 hereof, then such consent to sublease or assignment shall be effectuated by a legal document in form and substance satisfactory to Landlord. In such event, Landlord shall be fully reimbursed by Tenant for legal fees incurred by Landlord with respect to said assignment or sublease as a condition precedent to the effectiveness of such sublease or assignment.

                         ARTICLE X: DEFAULT AND RE-ENTRY

      10.1 DEFAULT: The following events shall be deemed to be events of default by Tenant under this Lease: (a) If Tenant shall fail to make any payment of Rent within ten (10) days after the same shall become due; or (b) if Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent, and shall not cure such failure within ten (10) days after written notice thereof to Tenant (or such longer period as is expressly set forth herein or in Landlord's written notice); or (c) if Tenant shall desert, abandon or vacate any substantial portion of the Premises or close Tenant's business for ten (10) days or longer; or (d) if Tenant violates any provision of this Lease of which Landlord has previously notified Tenant more than once in any Lease Year.

      10.2 REMEDIES OF LANDLORD: Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies (as well as any other remedies provided by law or equity) without any notice or demand whatsoever:

      10.2.1 Enter upon and take possession of the Premises without terminating this Lease and without relieving Tenant of its obligation to make the payments of Rent herein reserved, and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof and any personal property or trade fixtures located therein, and change or alter the locks and other security devices, without notice to Tenant and relet the Premises on behalf of Tenant, at any rental readily obtainable, and receive the rent therefor. Landlord shall have no obligation to furnish a new key to Tenant unless and until tenant cures all existing defaults and delivers to Landlord additional security satisfactory to Landlord to secure Tenant's performance of its obligations under this Lease. In such event, Tenant shall pay to Landlord on demand the expenses of such reletting (as described in Paragraph 10.2.2 hereof), and any deficiency which may arise by reason of such reletting for the remainder of the Term.

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

Tenant shall not be entitled to any excess obtained by Landlord in reletting over the Rent. Landlord can bring separate actions from time to time against Tenant to collect rent due and owing.

      10.2.2 Terminate this Lease forthwith. In the event of such termination, Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, and any personal property or trade fixtures located therein. In the event of the termination of this Lease as provided herein, Tenant shall pay to Landlord, on demand, the expenses of such reletting (including all repairs, tenant finish, improvements, brokers' and attorneys' fees and all loss or damage which Landlord may sustain by reason of such re-entry and reletting) plus an amount equal to the difference between the Rent provided for herein and the amount of Rent received by Landlord from the subsequent reletting of the Premises, for the period which would otherwise constitute the balance of the Term, which amount shall be considered accelerated and immediately due and payable, (discounted at the prime rate then in effect) per year) in full by Tenant to Landlord.

      10.2.3 Cure any default of Tenant hereunder and Tenant shall immediately reimburse Landlord for the cost thereof plus interest thereon at the Default Rate from the date of expenditure by Landlord until the date of reimbursement by Tenant.

                       ARTICLE XI: RESERVED FOR FUTURE USE

                           ARTICLE XII: EMINENT DOMAIN

      12.1 If, prior to the Election Date, the Premises or any part thereof shall be acquired under threat of eminent domain or condemned by eminent domain (a "Taking"), then Tenant shall not be entitled to any part of the award as damages or otherwise for such Taking and Landlord shall receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof; except that Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it in such condemnation proceedings because of the taking of its trade fixtures and improvements made and paid for by Tenant provided that such award is made separately to Tenant by the condemning authority without reduction of the award otherwise due to Landlord hereunder. In the event of the termination of this Lease as aforesaid, neither Landlord or Tenant shall have any claim against the other hereunder for the value of any unexpired portion of the Term and Tenant shall have no right or claim to any part of the award on account thereof.

      12.2 If, following the Election Date, the Premises or any part thereof shall be acquired by a Taking, then the following provisions shall be controlling:

      (a) If all of the Premises shall be acquired by a Taking then and in that event the Term shall terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired Term on the condition that Tenant may pursue a claim for (i) the value of any unexpired portion of the Term and (ii) the value of any taking of its trade fixtures or improvements made and paid for by Tenant at its own expense.

      (b) If part of the Premises shall be acquired by a Taking that does not materially affect Tenant's use of the Premises, then Landlord shall elect to restore the Premises to a condition comparable to its condition at the time of the Taking less the portion taken, and this Lease shall thereafter continue in full force and effect. The term "Taking" as used in this Article XII shall include any voluntary

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

conveyance in lieu thereof. Landlord's restoration obligation in clause (i) above shall be limited to such repair as is necessary to put the remaining portion of the Premises in the same condition as when possession was initially delivered by Landlord to Tenant, reasonable wear and tear excepted, upon commencement of the Term, and in no event shall Landlord be required to expend in connection with such restoration more than the amount of any condemnation award actually received by Landlord and allocated by Landlord to the Premises. If this Lease is not terminated, Tenant shall, at Tenant's expense, perform any other work required to utilize the Premises and Tenant shall restore, repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment, and if Tenant has closed, Tenant shall promptly reopen the Premises for business.

                        ARTICLE XIII: GENERAL PROVISIONS

      13.1 LANDLORD'S RIGHT OF ENTRY: Notwithstanding anything herein to the contrary, the parties specifically acknowledge and agree that Landlord shall retain the full and exclusive right to occupy, enjoy and use the Premises prior to the Election Date. Thereafter, Landlord reserves the right at all reasonable times during the Term for Landlord or Landlord's agents to enter the Premises for the purpose of inspecting and examining the same, and, with prior notice and during normal business hours, to show the same to prospective purchasers or tenants, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable (it being agreed upon between the parties that in the event of an emergency, Landlord may enter at any time and without prior notice). If Tenant shall not be personally present to open and permit an entry into said Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, (or in the event of an emergency, may forcibly enter the same), without rendering Landlord or such agents liable therefore, and without in any manner affecting the obligations and covenants of Tenant set forth in this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance, safety or repair of the Premises or any part thereof, except as otherwise specifically provided in this Lease.

      13.2 WAIVER: No failure to exercise, nor any delay in exercising any right, power or remedy hereunder by Landlord shall operate as a waiver thereof, nor shall any single or partial exercise by Landlord of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right. Waiver by Landlord of any default, breach or failure of Tenant under this Lease shall not be construed as a waiver of any subsequent or different default, breach or failure. In the case of a breach by Tenant of any of the covenants or undertakings of Tenant, Landlord nevertheless may accept from Tenant any payment or payments hereunder without in any way waiving Landlord's rights with respect thereto as herein provided or any rights or remedies available at law or in equity by reason of any other breach or lapse which was in existence at the time such payment or payments were accepted by Landlord.

      13.3 TRADE FIXTURES: Prior to the expiration or sooner termination of the Term, provided Tenant is not in default, Tenant shall have the right to remove any trade fixtures installed and paid for by Tenant on the Premises, provided Tenant shall repair any damage to the Premises caused by such removal (including, without limitation, patching and painting any surface to which the same was attached).

      13.4 SUBORDINATION: Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter encumbering the Premises, and to any renewals, refinancing, extensions and replacements thereof. Tenant specifically acknowledges and agrees to the presence and terms of that certain Intercreditor Agreement between it and the lenders under the Tranche A Loan Agreement and the Tranche B Loan Agreement, and that in the event of any conflict between it and the terms hereof, the terms of said Intercreditor Agreement shall control. Subject thereto, Landlord and Tenant agree that this Lease shall be subordinate as hereinabove described, and that if any purchaser by a foreclosure sale or by deed in lieu of foreclosure becomes the owner of the Premises, Tenant will attorn to and recognize such entity as Landlord hereunder should Landlord so request such attornment; provided that such subordination and agreement to attorn are conditioned on the agreement by any lender or purchaser of the Premises that it will not disturb Tenant or Tenant's rights hereunder for so long as Tenant complies with the terms and conditions of this Lease. This subordination shall be self-operative and no further instrument of subordination shall be required in order for the same to be effective. Upon the request of Landlord, however, in confirmation of this subordination, Tenant shall execute and promptly deliver any document that confirms and ratifies the terms of this Paragraph 13.4 that Landlord or any mortgagee may require. Any mortgagee shall have the right at any time to subordinate such mortgage, deed of trust lien or other lien to this Lease. Tenant agrees to give any mortgagee and/or deed of trust holder, by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagee and/or deed of trust holder. Notwithstanding anything, to the extent that the terms of the Subordination Agreement conflict with the terms of this paragraph, the terms of the Subordination Agreement shall control.

      13.5 NOTICES: All notices by either party to the other shall be made by:
(a) depositing such notice in the certified mail of the United States of America (and such notice shall be deemed to have been served on the date of delivery or first attempt to deliver as shown on the return receipt card); or (b) by a reputable overnight courier service providing proof of delivery and acknowledgement of receipt (in which case notice shall be deemed to have been given on the first business day after the date delivered by such service); or
(c) by personal delivery (in which event, notice shall be deemed to have been given as of the date of personal delivery with acknowledgment of receipt). All notices to the Landlord shall be made at the address set forth in the Fundamental Lease Terms, or at such other address as Landlord may from time to time designate in writing to Tenant, and all notices to Tenant shall be made at the address set forth in the Fundamental Lease Terms, or at such other address as Tenant may from time to time designate in writing to Landlord.

      13.6 AMENDMENT: Oral agreements shall be without force and effect. All amendments to this Lease shall be in writing executed by the parties or their respective successors in interest.

      13.7 SECURITY INTEREST: This paragraph intentionally deleted.

      13.8 HOLDING OVER: Should Tenant remain in possession of the Premises after the expiration or sooner termination of the Term without the consent of Landlord, such holding over shall, in the absence of a written agreement to the contrary, be deemed to have created and be construed to be a tenancy at sufferance terminable without notice of any kind in accordance with law, subject to all of the terms, covenants and conditions of this Lease insofar as the same may be applicable to such a tenancy, except that Tenant shall pay, in addition to all other charges payable by Tenant hereunder, for each day that Tenant holds over: (a) Rent at one hundred fifty percent (150%) of the Post-Election Minimum Rent hereinbefore provided to be paid during the last month of the Term; and (b) all other charges required to be paid hereunder by Tenant. Landlord's receipt of such holdover rent shall not relieve Tenant of liability to Landlord for damages resulting from Tenant's holdover.

      13.9 NO PARTNERSHIP: Landlord shall not be deemed to be a partner or joint venturer with Tenant in the conduct of Tenant's business.

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

      13.10 PARTIAL INVALIDITY: If any term or condition of this Lease or the application thereof to any person or event shall to any extent be invalid and unenforceable, the remainder of this Lease and the application of such term, covenant or condition to persons or events other than those to which it is held invalid or unenforceable shall not be affected and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      13.11 SUCCESSORS: The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, successors and assigns of each of the parties, except that no assignment or subletting by Tenant shall vest any right in the assignee or sublessee of Tenant unless all of the requirements set forth in Article IX hereof have been satisfied.

      13.12 SALE OF PREMISES: In the event of any sale or exchange of the Premises by Landlord, Landlord shall be relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange.

      13.13 TENANT'S OBLIGATIONS UNDER ARTICLES IV, V, VI, AND VII: Unless otherwise expressly stated herein, Tenant's obligations under Articles IV, V, VI, and VII of this Lease shall not accrue until the Election Date.

      13.14 HAZARDOUS SUBSTANCES:

            (a) Tenant shall not use, store, manufacture, dispose of or discharge any pollutants, contaminants, or harmful or hazardous substances from or on the Premises, or otherwise occupy or permit the Premises to be occupied or used in a manner which (i) violates any law, regulation, rule or other governmental requirement, (ii) impairs the health, safety or condition of any person or property or (iii) adversely affects the use, enjoyment or value of the Premises or the surrounding property. Tenant shall promptly notify Landlord of the breach, or the potential or threatened breach, of any of the provisions of this paragraph. Landlord shall have the right of access to the Premises to inspect, test, and in Landlord's sole discretion, remedy any potential environmental problem. Tenant shall indemnify and hold Landlord, Landlord's Lender, Landlord's property manager and their respective officers, shareholders, members, partners, employees, and agents, harmless from any loss, claim, liability or expense (including, without limitation, attorneys' fees, court costs, consultant fees, expert fees, penalties, fines, removal, clean-up, transportation, disposal and/or restoration expenses, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space) arising in connection with Tenant's failure to comply with the provisions of this paragraph. Additionally, Tenant shall not cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials, except in accordance with all applicable laws. Tenant shall not be liable to Landlord (or those acting or claiming through Landlord) for any escape, disposal or release of any substance located on the Premises that occurs prior to the Election Date and further, Tenant shall not be liable to Landlord (or those acting or claiming through Landlord) for the exacerbation of any such escape, disposal or release if, prior to such exacerbation, Tenant did not know (or have reason to know) of such escape, disposal or release. Tenant shall not allow the storage or use of such substances or materials not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business, and then only if Tenant complies with the highest legal standard and highest standard prevailing in the industry for the storage and use thereof. Without limitation, hazardous substances shall mean any hazardous waste, hazardous or toxic substances or related materials, asbestos, polychlorinated biphenyls, petroleum products or any other substance or material as defined by any existing or future federal, state or local environmental law, ordinance, rule or regulation now or at any time hereafter in effect regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, dangerous, restricted or otherwise regulated waste, substance or material, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (such federal, state and local laws, ordinances, rules and regulations are sometimes referred to herein as "ENVIRONMENTAL LAWS"). If at any time prior to the Election Date any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous substances on the Premises, then the cost of such testing shall be reimbursed by Tenant to Landlord upon demand (together with interest thereon at the Default Rate) if such release was caused by Tenant, and if required after the Election Date and during the Term hereof, Tenant shall be solely responsible for the costs of such testing. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease for any release of hazardous substances on the Premises occurring while Tenant is in possession or during the Term thereof. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

            (b) Notwithstanding anything to the contrary herein, Tenant shall not obtain or have, by reason of this Lease or otherwise, any right, title or interest of any nature whatsoever in any underground storage tank, vessel or container of any type, including all piping and equipment with respect thereto ("Underground Tanks"), on, in, under or around the Premises which exist on the Premises as of the Election Date. Tenant shall have no control of or right to control or responsibility for any such Underground Tanks or for compliance thereto, and such control, right to control and responsibility is and shall remain solely that of Landlord or Landlord's prior tenants or predecessors in interest, and Landlord agrees to fulfill or cause to be fulfilled such responsibility in accordance with requirements of all applicable laws, regulations and ordinances. Landlord is and shall remain the sole owner and operator of such Underground Tanks which exist on the Premises as of the date hereof, and shall indemnify, defend and hold harmless Tenant from and against the failure of Landlord to fulfill any of its responsibilities under this section or under applicable law or otherwise relating in any way to any such Underground Tanks existing on this Premises as of the date hereof, the content thereof and/or any releases therefrom.

            (c) To the full extent set forth in Section 7 of the Security Side Letter Agreement, Landlord hereby indemnifies and holds Tenant and Tenant's officers, shareholders, members, partners, employees, and agents, harmless from any loss, claim, liability or expense (including, without limitation, attorneys' fees, court costs, consultant fees, expert fees, penalties, fines, removal, clean-up, transportation, disposal and/or restoration expenses) arising in connection with the use, storage, manufacture, disposal of or on the Premises prior to the Election Date and for any violation of any Environmental Laws, except to the extent that such use, storage, manufacture, disposal, discharge, or violation is caused by the act or gross negligence of Tenant. Landlord's obligation hereunder shall survive the expiration or sooner termination of this Lease.

      13.15 ESTOPPEL LETTER: Tenant shall, within fifteen (15) days of request by Landlord, execute and deliver to Landlord a statement in written form prepared by Landlord certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating such modifications); that Tenant has no defenses, offsets or counter claims against its obligations to pay Rent hereunder and to perform its other covenants under this Lease; and that, to Tenant's knowledge, there are no uncured defaults of Landlord or Tenant (or, if there are any alleged defenses, counter claims or defaults, setting them forth in reasonable detail and the dates to which Rent and other charges have been paid, which statement may be relied upon by any prospective purchaser, mortgagee or deed of trust holder of the Premises, and Tenant shall be liable for all loss, cost and expense resulting from the failure of any sale or funding of any loan caused by any refusal of Tenant to execute such certificate or any material misrepresentation contained in such estoppel certificate.

      13.16 REIMBURSEMENT OF FEES AND COSTS: Each party shall pay upon demand all of the other party's costs and expenses incurred in enforcing a defaulting party's obligations hereunder, including the reasonable fees of counsel (irrespective of whether or not suit is instituted against the defaulting party).

      13.17 RECORDING: Tenant shall not record this Lease without the prior written consent of Landlord; provided however, that either party may record a memorandum of this Lease setting forth such terms of the Lease as may be reasonably acceptable to and approved of by both parties in writing.

      13.18 FORCE MAJEURE: If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor, materials or reasonable substitutes therefor, acts of God, unusual governmental restriction, regulation or control, enemy or hostile government action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of such party or caused by the other party, then the time to perform such obligation or to satisfy such condition shall be extended on a day-by-day basis for the period of delay caused by such event; provided, however, that the foregoing shall not apply to the obligations of Tenant pursuant to this Lease to pay Rent or any other sums payable by Tenant hereunder. In order for the foregoing to be effective, the party claiming the benefit of this paragraph shall give notice to the other party in writing within ten (10) days of the incident specified and the particularity of the nature thereof, the reason therefor, the date and time incurred and the reasonable length the incident will delay the fulfillment of obligations contained herein. Failure to give such notice within the specified time shall render such delay invalid in extending the time for performing the obligations hereunder.

      13.19 ENTIRE AGREEMENT: This Lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the transaction. Tenant acknowledges that neither Landlord nor Landlord's agents, employees or contractors have made any representations or promises with respect to the Premises or this Lease, except as expressly set forth herein.

      13.20 REAL ESTATE COMMISSIONS: Landlord and Tenant each represent that they have dealt with no finder, agent or broker other than the Brokers set forth in the Fundamental Lease Terms in connection with the negotiation, execution and delivery of this Lease. This provision shall not be construed to create any third party rights hereunder in favor of the Brokers. If any person or entity other than the Brokers shall assert a claim to a finder's fee, broker's commission or other compensation on account of the alleged employment as finder, agent or broker for Tenant or performance of services as a finder, agent or broker for Tenant in connection with this transaction, Tenant shall indemnify and hold Landlord and Landlord's lender harmless from and against any and all claims and all costs, expenses and liabilities incurred in connection therewith, including but not limited to reasonable attorneys' fees and court costs, by any other such finder, broker, agent or other person or entity claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Lease.

      13.21 CONFIDENTIALITY: In order to induce Landlord to enter into this Lease on the terms and conditions embodied in this Lease, but subject to Paragraph 13.17, Tenant shall keep strictly confidential the terms, conditions and Rent set forth in this Lease and shall cause all persons working for

Tenant to do likewise. The Rent and other terms and conditions of this Lease will be disclosed only to lawyers and accountants working for Tenant who have a need to know, and on tax returns filed with required governmental authorities; otherwise no disclosure whatsoever of the Rent, and Lease terms and conditions may be made by Tenant.

      13.22 ACCORD AND SATISFACTION: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided or at law or in equity.

      13.23 REVIEW OF DOCUMENTS: This Lease was mutually prepared by both parties and shall not be more strongly construed against either party hereto.

      13.24 INTENTIONALLY DELETED.

      13.25 COUNTERPARTS: This Lease may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease.

      13.26 SURVIVAL OF CERTAIN OBLIGATIONS: All obligations hereunder which have accrued but have not been performed prior to expiration or sooner termination of this Lease or which by their sense apply to time periods after termination or expiration of this Lease, as well as all indemnities made by Tenant, shall survive termination or expiration of this Lease.

      13.27 TIME: Time is of the essence of this Lease.

                            (EXECUTION PAGE FOLLOWS)

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year set forth below their signatures.

LANDLORD: AMERICAN COMMERCIAL TERMINALS LLC

By:    /s/ W. N. Whitlock
    ----------------------------
Name:  W.N. Whitlock
Title: President
Date:  12-10-04

TENANT: NRG NEW ROADS HOLDINGS LLC

By:    /s/ John P. Brewster
    ----------------------------
Name:  John P. Brewster
Title: President
Date:  12-10-04

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

INCLUDE THE FEE AND LEASEHOLD INTERESTS.

                              GENERAL WARRANTY DEED

            This General Warranty Deed (this "Deed"), dated as of June 30, 1998, is made and entered into by and between American Commercial Marine Service LLC, a Delaware limited liability company ("Grantor"), successor by merger to American Commercial Marine Service Company, a Delaware corporation, formerly known as American Commercial Terminals, Inc., formerly known as ACBL Western, Inc., whose address is 1701 "East Market Street, Jeffersonville, Indiana 47131-0610, and American Commercial Terminals LLC, a Delaware limited liability company ("Grantee"), whose address is 1701 East Market Street, Jeffersonville, Indiana 47131-0610.

                                   WITNESSETH:

            Grantor, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM unto Grantee, the real estate (the "Real Estate") situated in the City of St. Louis, and State of Missouri, and described on Exhibit A attached hereto and incorporated herein by this reference, subject to the exceptions listed on Exhibit B attached hereto and incorporated herein by this reference.

            TO HAVE AND TO HOLD the Heal Estate, together with all rights and appurtenances to the same belonging, unto Grantee, and to the successors and assigns of Grantee forever. Grantor hereby covenants that it and its successors will WARRANT AND DEFEND the title to the Real Estate unto Grantee and Grantee's successors and assigns forever, against the lawful claims of all persons whomsoever, excepting, however, general taxes and assessments for the calendar year 1998 and thereafter, and special taxes becoming a lien after the date of this Deed.

            IN WITNESS WHEREOF, Grantor has executed and delivered this Deed as of the day and year first above written.

                                        "GRANTOR"

                                        American Commercial Marine Service LLC,
                                        a Delaware limited liability company

                                        By: /s/ Michael Khouri
                                            -----------------------------------
                                            Printed Name: Michael Khouri
                                            Title: Senior Vice President

Grantee hereby accepts the foregoing conveyance of the Real Estate as of the day first above written.

                                        "GRANTEE"

                                        American Commercial Terminals LLC, a
                                        Delaware limited liability company

                                        By: /s/ Michael Khouri
                                            -----------------------------------
                                            Printed Name: Michael Khouri
                                            Title: Senior Vice President

STATE OF New York    )
                     )ss.
COUNTY OF New York   )

      On this 30 day of June 1998, before me appeared Michael Khouri, to me personally known, who, being by me duly sworn did say that he is the Senior Vice President of American Commercial Marine Service LLC, a Delaware limited liability company, and chat said instrument was signed in behalf of said limited liability company by authority of its members, and said Senior Vice President. Acknowledged said instrument to be the free act and deed of said limited liability company.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                            /s/ Diane C. Skudin
                                            ------------------------------------
                                            Notary Public

My commission expires: ______________               DIANE C. SKUDIN
                                              Notary Public, State of New York
                                                     No.018K4828725
                                                Qualified in Nassau County
                                           Certificate Filed in New York County
                                             Commission Expires April 30, 1999

STATE OF New York    )
                     )ss.
COUNTY OF New York   )

      On this 30 day of June 1998, before me appeared Michael Khouri, to me personally known, who, being by me duly sworn did say that he is the Senior Vice President of American Commercial Terminals LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said limited liability company by authority of its members, and said Senior Vice President acknowledged said instrument to be the free act and deed of said limited liability company.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                            /s/ Diane C. Skudin
                                            -----------------------------------
                                            Notary Public
My commission expires: _____________

                                                    DIANE C. SKUDIN
                                              Notary Public, State of New York
                                                     No.018K4828725
                                                Qualified in Nassau County
                                           Certificate Filed in New York County
                                             Commission Expires April 30, 1999

                                    EXHIBIT A

LEGAL DESCRIPTION:

            A tract of land being Part of Block 3470 of the City of St. Louis, Missouri, and described as follows:

            Beginning at a point on the Northeastern line of Hall Street, 80.00 feet wide, at the most western corner of property conveyed to All American Redevelopment Corporation by Deed recorded in Book 56M, Page 145 of the St. Louis City Records; thence along said Northeastern street line North 34 degrees 34 minutes 43 seconds West, 2049.40 feet to the most Southern corner of property conveyed to Smith's Terminals Corporation by Deed recorded in Book 8845. Page 100 of the St. Louis City Records; thence along the Southeastern line of said Smith's Terminals property and its direct prolongation Northeastwardly North 55 degrees 54 minutes 09 seconds East, 883.61 feet to a point, said point being radial distant Southwestwardly 15.00 feet from the center line of Track #33 of the Burlington Northern Inc.; thence leaving said point and running Southeastwardly and parallel to said track South 28 degrees 11 minutes 04 seconds East, 43.77 feet to a point of curve; thence continuing Southeastwardly and parallel to said track along a curve to the left having a radius of 997.64 feet an arc distance of 276759 feet to a point of tangency; thence continuing Southeastwardly and parallel to said track South 44 degrees 04 minutes 10 seconds East, 3013.65 feet to a point of curve; thence departing from said Track #33 and running Southwardly along a curve to the right having a radius of 484.06 feet an arc distance of
      381.95 feet to a point of tangency, said curve being radial distant westwardly 15.00 feet from the center line of Track #217 of the Burlington Northern Inc.; thence continuing Southwardly and parallel to said track South 1 degrees 08 minutes 25 seconds West, 95.33 feet to a point of curve; thence continuing Southwardly along a curve to the left having a radius of 500.05 feet an arc distance of 259.11 feet to a point on the Northwestern line of East Prairie Avenue, 60.00 feet wide; thence along said Northwestern line South 55 degrees 52 minutes 02 seconds West, 248.70 feet to a point; thence leaving said Northwestern line of East Prairie Avenue and running North 34 degrees 12 minutes 58 seconds West, 414.42 feet and South 55 degrees 52 minutes 02 seconds West, 131.26 feet to a point, said point being radial distant Northeastwardly 15.00 feet from the center line of Track #229 of the Burlington Northern Inc.; thence leaving said point and running Northwestwardly and parallel to said track along a curve to the left having a radius of 385.78 feet an arc distance of 16.75 feet (the chord bearing and length of which is North 49 degrees 52 minutes 44 seconds West, 16.75 feet) to a point of tangency; thence continuing Northwestwardly and parallel to said track North 51 degrees 07 minutes 23 seconds West, 37.38 feet to a point of

LEGAL DESCRIPTION CONTINUED:

      curve; thence continuing Northwestwardly and parallel to said track alone a curve to the tight having a radius of 518.77 feet an arc distance of
      153.44 feet to a point of tangency, said point also being perpendicular distant Northeastwardly 15.00 feet from the center line of Track #1228 of the Burlington Northern Inc.; thence Northwestwardly and parallel to said track North 34 degrees 10 minutes 33 seconds west, 348.56 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the right having a radius of 432.40 feet an arc distance of 51.56 feet to a point of tangency; thence Northwestwardly and parallel to said track North 27 degrees 20 minutes 40 seconds West, 31.58 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the left having a radius of 462.40 feet an arc distance of 55.69 feet to a point of tangency; thence Northwestwardly and parallel to said track North 34 degrees 14 minutes 40 seconds West,
      792.97 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the right having a radius of
      381.20 feet an arc distance of 22.96 feet (the chord bearing and length of which is North 32 degrees 31 minutes 09 seconds West, 22.95 feet to a point on the direct prolongation Northeastwardly of the Northwestern line of property conveyed to All American Redevelopment Corporation, as aforomentioned; thence along the last Mentioned line South 55 degrees 49 minutes 17 seconds West, 756.84 feet to the point of beginning and containing 69.445 acres, more or less.

            EXCEPTING THEREFROM the following described tract of land:

            Commencing at a point on the Northeastern line of Hall Street, 80.00 feet wide, at the most Western corner of property conveyed to All
      American Redevelopment Corporation by Deed recorded in Book 56M, Page 145 of the St. Louis City Records; thence along the Northwestern line of the last mentioned property and its direct prolongation Northeastwardly North 55 degrees 49 minutes 17 seconds East, 726.79 feet to a point, said point being radial distant 15.00 feet from the center line of Track #228 of the Burlington Northern Inc. and the point of beginning of the herein described tract of land; thence leaving said point and running Northwardly and parallel to said track along a curve to the right having a radius of
      411.20 feet an arc distance of 341.37 feet the chord bearing and length of which is North 7 degrees 15 minutes 29 seconds West, 531.65 feet) to a point of tangency; thence Northeastwardly and parallel to said

LEGAL DESCRIPTION CONTINUED:

      track North 16 degrees 31 minutes 30 seconds East, 56.66 feet to a point of curve; thence Northwestwardly and parallel to said track along a curve to the left having a radius of 381.20 feet an arc distance of 403.15 feet to a point of tangency, said point also being perpendicular distant Southwestwardly 15.00 feet from the center line of Track #33 of the Burlington Northern Inc.; thence Southeastwardly and parallel to said track South 44 degrees 04 Minutes 10 seconds East, 154.18 feet to a point; thence departing from said Track #33 and running Southwardly along a curve to the right having a radius of 411.20 feet an arc distance of 276.83 feet to a point of tangency, said curve being radial distant Westwardly 15.00 feet from the center line of Track #228, as aforementioned; thence Southwestwardly and parallel to said track South 16 degrees 31 minutes 30 seconds West, 56.66 feet to a point of curve; thence Southeastwardly and parallel to said track along a curve to the left having a radius of 381.20 feet an arc distance of 314.82 feet (the chord bearing and length of which is South 7 degrees 08 minutes 04 seconds East, 305.95 feet) to a point on the direct prolongation Northeastwardly of the Northwestern line of property conveyed to All American Redevelopment Corporation, as aforementioned; thence along the last mentioned line South 55 decrees 49 minutes 17 seconds West, 30.05 feet to the point of beginning.

                                    EXHIBIT B

1. Easement granted to Metropolitan St. Louis Sewer District recorded in Book 8546 page 428.

2. Rights reserved by the City of St. Louis to forever maintain, replace and repair water pipes now existing in the streets and alleys vacated under provisions of Ordinance Number 16017, of the City of St. Louis, approved March 10, 1891.

3. Easement over a strip of land 60 feet wide in former Adelaide Street granted to Shell Oil Company, Incorporated according to instrument dated March 15, 1947 and recorded in Book 6610 page 586, as amended by instrument dated November 26, 1947 and recorded in Book 6667 page 215.

4. Easement granted to Metropolitan St. Louis Sewer District by Chicago, Burlington & Quincy Railroad Company dated February 1, 1968 for a sewer line across the Southerly 15 feet of the premises herein conveyed.

5. All other easements, if any, for sewer, water, gas, power and communication lines, and drainage ditches or otherwise that are of public record or that may be discovered by an accurate engineering survey and by visual inspection of the premises herein conveyed.

6. Reservation of easement and rights according to the Instrument recorded in Book 126M page 1277.

7.    Easement to Union Electric Company recorded in Book 154M page 863.

                                    EXHIBIT B

                         DESCRIPTION OF LANDLORD'S WORK

      "Landlord's Work" shall consist of Landlord's obligations set forth in
Section 3.A that certain Operations Side Letter Agreement dated December 10, 2004 by and among ACL, Landlord, American Commercial Barge Lines, LLC, LG, and Tenant relating to the extension of the length of railroad trackage at the Premises.